As filed with the Securities and Exchange Commission on December 19, 2002
                                                 Registration No. 333-__________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                               XANSER CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                                                         75-1191271
(State or other jurisdiction of                                (I.R.S Employer
incorporation or organization)                               Identification No.)

2435 N. Central Expressway
Richardson, Texas 75080                                              75080
(Address of Principal Executive Offices)                          (Zip Code)


                           1,000,000 Additional Shares
                                      under
                               Xanser Corporation
                         401(k) Savings Investment Plan
                            (Full title of the plan)



                                 John R. Barnes
                      President and Chief Executive Officer
                               Xanser Corporation
                           2435 N. Central Expressway
                             Richardson, Texas 75080
                     (Name and address of agent for service)

                                 (972) 699-4000
          (Telephone number, including area code, of agent for service)

                                  With Copy to:
                                 John A. Watson
                           Fulbright & Jaworski L.L.P.
                            1301 McKinney, Suite 5100
                            Houston, Texas 77010-3095
                                 (713) 651-5151


                         Calculation of Registration Fee

======================= ====================== ======================== ======================= ====================
                                                  Proposed maximum         Proposed maximum
 Title of securities        Amount to be         offering price per       aggregate offering         Amount of
   to be registered          registered               share (1)                 price            registration fee
----------------------- ---------------------- ------------------------ ----------------------- --------------------


Common Stock, without
par value                     1,000,000                 $1.69               $1,690,000.00             $155.48
======================= ====================== ======================== ======================= ====================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, based on the average of the high and low trading prices on December 18, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement on Form S-8 covers additional shares of the Registrant's common stock under the Xanser Corporation 401(k) Savings Investment Plan (the "Plan"). Three Registration Statements on Form S-8 (Reg. No. 333-83968, 333-14067 and 33-41295) (the "Earlier Registration Statements") are effective with respect to 3,250,000 shares of common stock under the Plan. Except for Items 5, 6 and 8 of the Earlier Registration Statements, the contents of the Earlier Registration Statements are incorporated herein by reference pursuant to Instruction E to Form S-8.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant's bylaws provide for the indemnification of directors, officers, employees or agents of the Registrant to the fullest extent permitted under Delaware law.

     Article Twelfth of the Registrant's Certificate of Incorporation provides, in part, that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(iii) for illegal dividends and stock repurchases or (iv) for any transaction for which the director derived an improper personal benefit.

ITEM 8. EXHIBITS.


     4.1 Restated Certificate of Incorporation of the Registrant, dated September 26, 1979, filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-16, which exhibit is hereby incorporated by reference.

     4.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated April 30, 1981, filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1981, which exhibit is hereby incorporated by reference.

     4.3 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated May 28, 1985, filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1985, which exhibit is hereby incorporated by reference.

     4.4 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated September 17, 1985, filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1985, which exhibit is hereby incorporated by reference.

     4.5 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated July 10, 1990, filed as Exhibit 3.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990, which exhibit is hereby incorporated by reference.

     4.6 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated September 21, 1990, filed as Exhibit 3.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1990, which exhibit is hereby incorporated by reference.

     4.7 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated August 8, 2001, filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on August 22, 2001, which exhibit is hereby incorporated by reference.

     4.8 By-laws of the Registrant filed as Exhibit 3.7 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, which exhibit is hereby incorporated by reference.

     4.9 Xanser Corporation 401(k) Savings Investment Plan, Amendment and Restatement effective January 1, 1998, filed as Exhibit 4.9 to the Registrant's Form S-8 filed on March 7, 2002, which exhibit is hereby incorporated by reference.

     23.1 Consent of KPMG LLP.

     24.1 Power of Attorney (contained on page II-3 hereof).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on December 19, 2002.

                                        XANSER CORPORATION

                                        By:     /s/      Howard C. Wadsworth
                                            ----------------------------------
                                            Howard C. Wadsworth
                                            Vice President, Treasurer
                                               and Secretary

                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of John R. Barnes and Howard C. Wadsworth his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                    Title                             Date
-------------------------------------    ------------------------------------------   -----------------
                                         Chairman of the Board, President and Chief
/s/ John R. Barnes                                    Executive Officer               December 19, 2002
-------------------------------------    (Principal Executive Officer)
         John R. Barnes

/s/ Michael R. Bakke                     Controller                                   December 19, 2002
-------------------------------------    (Principal Accounting Officer)
           Michael R. Bakke

/s/ Sangwoo Ahn                                                                       December 19, 2002
-------------------------------------
              Sangwoo Ahn                                 Director

/s/ Frank M. Burke, Jr.                                                               December 19, 2002
-------------------------------------
          Frank M. Burke, Jr.                             Director

/s/ Charles R. Cox                                                                    December 19, 2002
-------------------------------------
            Charles R. Cox                                Director

/s/ Hans Kessler                                                                      December 19, 2002
-------------------------------------
             Hans Kessler                                 Director

/s/ James R. Whatley                                                                  December 19, 2002
-------------------------------------
           James R. Whatley                               Director


                                  EXHIBIT INDEX



  Exhibit
  Number                              Description
----------      ----------------------------------------------------------------

     4.1 Restated Certificate of Incorporation of the Registrant, dated September 26, 1979, filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-16, which exhibit is hereby incorporated by reference.

     4.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated April 30, 1981, filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1981, which exhibit is hereby incorporated by reference.

     4.3 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated May 28, 1985, filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1985, which exhibit is hereby incorporated by reference.

     4.4 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated September 17, 1985, filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1985, which exhibit is hereby incorporated by reference.

     4.5 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated July 10, 1990, filed as Exhibit 3.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990, which exhibit is hereby incorporated by reference.

     4.6 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated September 21, 1990, filed as Exhibit 3.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1990, which exhibit is hereby incorporated by reference.

     4.7 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated August 8, 2001, filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on August 22, 2001, which exhibit is hereby incorporated by reference.

     4.8 By-laws of the Registrant filed as Exhibit 3.7 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, which exhibit is hereby incorporated by reference.

     4.9 Xanser Corporation 401(k) Savings Investment Plan, Amendment and Restatement effective January 1, 1998, filed as Exhibit 4.9 to the Registrant's Form S-8 filed on MArch 7, 2002, which exhibit is hereby incorporated by reference.

     23.1 Consent of KPMG LLP.

     24.1 Power of Attorney (contained on page II-3 hereof).

                                                                    EXHIBIT 23.1



                          Independent Auditors' Consent



     We consent to the incorporation by reference in this registration statement on Form S-8 of Xanser Corporation of our report dated March 4, 2002, with respect to the consolidated balance sheets of Xanser Corporation and subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, and all related financial statement schedules, which report appears in the December 31, 2001 annual report on Form 10-K of Xanser Corporation.

                                            /s/ KPMG LLP


     Dallas, Texas
     December 17, 2002